Exhibit 99.1

Verisign Reports 10% Year-Over-Year Revenue Growth in 2010

DULLES, VA – January 27, 2011 – VeriSign, Inc. (NASDAQ: VRSN), the trusted provider of Internet infrastructure services for the networked world, today reported financial results for the fourth quarter of 2010 and year ended December 31, 2010.

Fourth Quarter GAAP Financial Results

VeriSign, Inc. and subsidiaries (“Verisign”) reported revenue of $179 million for the fourth quarter of 2010, up 4% from the prior quarter and up 13% from the same quarter in 2009. Verisign reported net loss attributable to Verisign stockholders of $(41) million and net loss per share attributable to Verisign stockholders of $(0.23) on a diluted basis for the fourth quarter of 2010, reflecting a $109 million payment of contingent interest to holders of the 3.25% Junior Subordinated Convertible Debentures due 2037 (“Convertible Debentures”) in connection with a special dividend in December. This compared to net income attributable to Verisign stockholders of $92 million and earnings per share attributable to Verisign stockholders of $0.48 on a diluted basis in the same quarter in 2009. The operating margin was 37.7% for the fourth quarter of 2010 compared to 29.9% for the same quarter in 2009.

Because the company has not fully completed the tax provision calculation process, tax provisions for both the fourth quarter and full year 2010 are still preliminary and therefore GAAP net income/loss and GAAP earnings/loss per share for these periods are also preliminary. Final tax provisions, GAAP net income/loss, and GAAP earnings/loss per share will be updated in the Annual Report on Form 10-K for the year ended December 31, 2010 to be filed with the SEC and may differ materially from the amounts reported above.

Fourth Quarter Non-GAAP Financial Results

Verisign reported net income attributable to Verisign stockholders of $54 million and earnings per share attributable to Verisign stockholders of $0.31 on a diluted basis for the fourth quarter of 2010, compared to net income attributable to Verisign stockholders of $33 million and earnings per share attributable to Verisign stockholders of $0.17 on a diluted basis in the same quarter in 2009. The operating margin was 44.3% for the fourth quarter of 2010 compared to 35.4% for the same quarter in 2009. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

“We are pleased with our performance this quarter, capping a strong year of execution in which the business continued to benefit from favorable Internet trends,” said Mark McLaughlin, president and chief executive officer of Verisign. “In 2011, we will continue to provide exceptional service to our customers and help them grow by providing services that address the reliability and availability demands of increased Internet usage and cloud computing.”

2010 GAAP Financial Results

For the year ended December 31, 2010, Verisign reported revenue of $681 million, up 10% from $616 million in 2009. Verisign reported net income attributable to Verisign stockholders of $831 million and earnings per share attributable to Verisign stockholders of $4.64 on a diluted basis, reflecting a net gain of

$726 million, net of tax of $254 million, on the sale of the Authentication Services business. This compared to net income attributable to Verisign stockholders of $246 million and earnings per share attributable to Verisign stockholders of $1.28 on a diluted basis in 2009. The operating margin for 2010 was 34.1% compared to 26.0% in 2009.

2010 Non-GAAP Financial Results

Verisign reported net income attributable to Verisign stockholders of $185 million and earnings per share attributable to Verisign stockholders of $1.03 on a diluted basis, compared to net income attributable to Verisign stockholders of $124 million and earnings per share attributable to Verisign stockholders of $0.64 on a diluted basis in 2009. The operating margin for 2010 was 41.8% compared to 33.3% in 2009. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

“Our key long-term financial priorities have been growth and increased operating leverage, and we made substantial progress on both in 2010 due to our continued strategic focus, execution and operating discipline,” said Brian Robins, chief financial officer of Verisign.

Financial Highlights

•

On December 10, Verisign announced a special cash dividend of $3.00 per share of its common stock or $518 million that was paid on December 28, 2010 to shareholders of record at the close of business on December 20, 2010. In addition, a contingent interest payment totaling $109 million was paid on December 28, 2010 to holders of record of Verisign’s Convertible Debentures at the close of business on December 20, 2010.

•

During 2010, Verisign repurchased approximately 16 million shares for a cost of approximately $438 million. This included the repurchase of 0.4 million shares in the fourth quarter for $14 million to partially offset dilution.

•

Upon wind-down in the fourth quarter of the operations of the Content Portal Services (“CPS”) business, and upon the sale of the Authentication Services business during the year, historical operations for both businesses were reclassified to discontinued operations for all periods presented.

•

Verisign ended the fourth quarter with Cash, Cash Equivalents, Marketable Securities and Restricted Cash of $2.063 billion, a decrease of $488 million from the prior quarter and an increase of $585 million from the same quarter in 2009.

•

Cash flow from operations on a consolidated basis was $47 million for the fourth quarter and $215 million for the full year. Excess tax benefits of $132 million for the full year that are associated with stock-based compensation were classified as financing cash flows.

•	Deferred revenues from continuing operations on December 31, 2010 totaled $663 million, an increase of $9 million from the prior quarter and $77 million from the same quarter in 2009.
•

Capital expenditures, on a consolidated basis, were $12 million in the fourth quarter and $81 million for the full year. For the full year, approximately 25% of capital expenditures were related to the Authentication Services business prior to its sale.

Business and Corporate Highlights

•	Verisign Registry Services ended the quarter with approximately 105.2 million active domain names in the adjusted zone for .com and .net, representing a 9% increase year-over-year.
•	In the fourth quarter, Verisign added 7.6 million new domain name registrations, representing a 4% increase year-over-year.

•

During the fourth quarter, Verisign deployed Domain Name System Security Extensions (DNSSEC) in the .net domain to provide origin authentication of DNS data, authenticated denial of existence, and data integrity.

•

Over the course of 2010, Verisign processed more than 22 trillion total queries through its infrastructure, compared to 18 trillion in 2009. Verisign experienced an average daily query load of 61 billion during the fourth quarter, compared to 66 billion in the prior quarter and 52 billion in the same quarter in 2009.

•	Verisign ended the fourth quarter of 2010 with approximately 1,050 employees, compared to 1,100 employees at the end of the prior quarter.

Non-GAAP Items

Non-GAAP financial results exclude the following items that are included under GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring costs, contingent interest payment to holders of our Convertible Debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. A table reconciling the GAAP to non-GAAP operating income and net income attributable to Verisign stockholders is appended to this release. All non-GAAP figures for each period presented herein have been conformed to exclude the foregoing items under GAAP. Prior disclosures of non-GAAP figures do not exclude the same items and as such should not be used for comparison purposes.

Today’s Conference Call

Verisign will host a live teleconference call today at 4:30 p.m. (EST) to review the fourth quarter and full year results. The call will be accessible by direct dial at (888) 676-VRSN (US) or (913) 312-0821 (international). A listen-only live web cast and accompanying slide presentation of the earnings conference call will also be available on the Investor Relations section of the Verisign website at www.verisigninc.com. A telephone replay of this call will remain available at (888) 203-1112 or (719) 457-0820 (passcode: 1564139) for one week after the conference call. This press release and the financial information discussed on today’s conference call are available on the Investor Relations section of the Verisign website at www.verisigninc.com.

About Verisign

VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, Verisign helps companies and consumers all over the world connect online with confidence. Additional news and information about the company is available at www.verisigninc.com.

VRSNF

###

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause Verisign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition, pricing pressure from competing services offered at prices below our prices and changes in marketing practices including those of third-party registrars; the sluggish economic recovery; challenges to ongoing privatization of Internet administration; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants; new or existing governmental laws and regulations; changes in customer behavior, Internet platforms and web-browsing patterns; the inability of Verisign to successfully develop and market new services; the uncertainty of whether our new services will achieve market acceptance or result in any revenues; system interruptions; security breaches; attacks on the Internet by hackers, viruses, or intentional acts of vandalism; the uncertainty of the expense and duration of transition services and requests for indemnification relating to completed divestitures; and the uncertainty of whether Project Apollo will achieve its stated objectives. More information about potential factors that could affect the company’s business and financial results is included in Verisign’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts

Investor Relations: Nancy Fazioli, nfazioli@verisign.com, 650-316-6569

Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179

VERISIGN, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	December 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$1,559,628	$1,477,166
Marketable securities	501,238	185
Accounts receivable, net	14,874	63,133
Prepaid expenses and other current assets	102,217	168,574

Total current assets	2,177,957	1,709,058

Property and equipment, net	190,319	403,821
Goodwill	52,527	289,980
Other intangible assets, net	2,619	22,420
Other assets	20,584	44,865

Total long-term assets	266,049	761,086

Total assets	$2,444,006	$2,470,144

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$195,235	$243,967
Deferred revenues	457,478	642,507

Total current liabilities	652,713	886,474

Long-term deferred revenues	205,560	245,734
Convertible debentures, including contingent interest derivative	581,626	574,378
Long-term deferred tax liabilities	309,696	144,777
Other long-term liabilities	17,981	20,117

Total long-term liabilities	1,114,863	985,006

Total liabilities	1,767,576	1,871,480

Commitments and contingencies

Stockholders’ equity:
Verisign stockholders’ equity:
Preferred stock—par value $.001 per share; Authorized shares: 5,000,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000,000; Issued and outstanding shares: 172,736,281 excluding 140,576,600 held in treasury, at December 31, 2010; and 183,299,463, excluding 124,434,684 held in treasury, at December 31, 2009	313	308
Additional paid-in capital	21,040,919	21,736,209
Accumulated deficit	(20,363,468)	(21,194,435)
Accumulated other comprehensive (loss) income	(1,334)	7,659

Total Verisign stockholders’ equity	676,430	549,741
Noncontrolling interest in subsidiary	—	48,923

Total stockholders’ equity	676,430	598,664

Total liabilities and stockholders’ equity	$2,444,006	$2,470,144

VERISIGN, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Revenues	$178,829	$158,741	$680,578	$615,947

Costs and expenses:
Cost of revenues	38,265	40,063	156,676	166,705
Sales and marketing	20,529	21,293	83,390	75,348
Research and development	13,181	12,610	53,664	52,364
General and administrative	36,549	35,707	137,704	146,531
Restructuring, impairment and other charges, net	2,819	1,599	16,861	15,041

Total costs and expenses	111,343	111,272	448,295	455,989

Operating income	67,486	47,469	232,283	159,958
Other loss, net	(114,144)	(11,094)	(136,929)	(35,406)

(Loss) income from continuing operations before income taxes	(46,658)	36,375	95,354	124,552
Income tax benefit (expense)	14,991	(5,007)	(25,322)	(32,935)

(Loss) income from continuing operations, net of tax	(31,667)	31,368	70,032	91,617
(Loss) income from discontinued operations, net of tax	(8,838)	61,985	763,822	157,622

Net (loss) income	(40,505)	93,353	833,854	249,239
Less: Income from discontinued operations, net of tax, attributable to noncontrolling interest in subsidiary	—	(1,305)	(2,887)	(3,686)

Net (loss) income attributable to Verisign stockholders	$(40,505)	$92,048	$830,967	$245,553

Basic (loss) income per share attributable to Verisign stockholders from:
Continuing operations	$(0.18)	$0.17	$0.39	$0.48
Discontinued operations	(0.05)	0.32	4.29	0.80

Net (loss) income	$(0.23)	$0.49	$4.68	$1.28

Diluted (loss) income per share attributable to Verisign stockholders from:
Continuing operations	$(0.18)	$0.16	$0.39	$0.48
Discontinued operations	(0.05)	0.32	4.25	0.80

Net (loss) income	$(0.23)	$0.48	$4.64	$1.28

Shares used to compute net income per share attributable to Verisign stockholders:
Basic	172,472	189,724	177,534	191,821

Diluted	172,472	190,617	178,965	192,575

Amounts attributable to Verisign stockholders:
(Loss) Income from continuing operations, net of tax	$(31,667)	$31,368	$70,032	$91,617
(Loss) income from discontinued operations, net of tax	(8,838)	60,680	760,935	153,936

Net (loss) income attributable to Verisign stockholders	$(40,505)	$92,048	$830,967	$245,553

VERISIGN, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)

(In thousands, except per share data)

(Unaudited)

The following table presents stock-based compensation:

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(In thousands)
Stock-based compensation:
Cost of revenues	$1,217	$884	$4,473	$3,649
Sales and marketing	1,454	918	4,419	3,250
Research and development	1,178	759	4,989	3,145
General and administrative	4,707	4,316	20,136	18,912
Restructuring and other charges, net	1,277	39	2,321	630

Stock-based compensation for continuing operations	9,833	6,916	36,338	29,586
Discontinued operations	144	4,845	15,840	21,580

Total stock-based compensation	$9,977	$11,761	$52,178	$51,166

VERISIGN, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended December 31,
	2010	2009
Cash flows from operating activities:
Net income	$833,854	$249,239
Adjustments to reconcile net income to net cash provided by operating activities:
Net gain on sale of discontinued operations, net of tax	(725,254)	(28,320)
Depreciation of property and equipment	62,605	74,067
Amortization of other intangible assets	5,050	12,199
Stock-based compensation	52,178	51,166
Loss on sale and impairment of other long-lived assets	—	12,481
Excess tax benefit associated with stock-based compensation	(131,926)	(25,880)
Other, net	9,474	(3,567)
Changes in operating assets and liabilities, excluding the effects of acquisitions and divestitures:
Accounts receivable	13,147	25,798
Prepaid expenses and other assets	(19,105)	(47,418)
Accounts payable and accrued liabilities	34,952	34,545
Deferred revenues	80,231	40,881

Net cash provided by operating activities	215,206	395,191

Cash flows from investing activities:
Proceeds received from divestiture of businesses, net of cash contributed and transaction costs	1,162,306	469,380
Proceeds from maturities and sales of marketable securities and investments	313,817	129,479
Purchases of marketable securities and investments	(787,718)	(1,150)
Purchases of property and equipment	(80,527)	(116,876)
Proceeds from sale of property and equipment	—	6,064
Other investing activities	(4,788)	(2,442)

Net cash provided by investing activities	603,090	484,455

Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plans	92,510	36,204
Repurchases of common stock	(449,749)	(260,571)
Payment of dividends to stockholders	(518,217)	—
Excess tax benefit associated with stock-based compensation	131,926	25,880
Other financing activities	(1,744)	493

Net cash used in financing activities	(745,274)	(197,994)

Effect of exchange rate changes on cash and cash equivalents	9,440	6,446

Net increase in cash and cash equivalents	82,462	688,098
Cash and cash equivalents at beginning of period	1,477,166	789,068

Cash and cash equivalents at end of period	$1,559,628	$1,477,166

Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$148,870	$39,256

Cash paid for income taxes, net of refunds received	$8,502	$21,881

(Payable) receivable to/from purchasers of divested businesses	$(4,250)	$15,780

VERISIGN, INC.

STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31, 2010		Three Months Ended December 31, 2009
	Operating Income	Net Income attributable to Verisign stockholders	Operating Income	Net Income attributable to Verisign stockholders
GAAP as reported	$67,486	$(40,505)	$47,469	$92,048
Discontinued operations		8,838		(60,680)
Adjustments:
Stock-based compensation	8,556	8,556	6,877	6,877
Amortization of other intangible assets	324	324	319	319
Restructuring costs	2,819	2,819	1,599	1,599
Contingent interest payment to holders of Convertible Debentures		109,113		—
Non-cash interest expense		2,294		1,718
Tax adjustment.		(37,926)		(9,059)

Non-GAAP as adjusted	$79,185	$53,513	$56,264	$32,822

Diluted shares		174,014		190,617
Per diluted share, non-GAAP as adjusted		$0.31		$0.17

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring costs, contingent interest payment to holders of our Convertible Debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. All non-GAAP figures for each period presented above have been conformed to exclude the foregoing items under GAAP. Prior disclosures of non-GAAP figures do not exclude the same items and as such should not be used for comparison purposes.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the Company's operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION
	Three Months Ended
	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009
Revenues	$178,829	$172,286	$167,881	$161,582	$158,741

VERISIGN, INC.

STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)

(Unaudited)

	Year Ended December 31, 2010		Year Ended December 31, 2009
	Operating Income	Net Income attributable to Verisign stockholders	Operating Income	Net Income attributable to Verisign stockholders
GAAP as reported	$232,283	$830,967	$159,958	$245,553
Discontinued operations		(760,935)		$(153,936)
Adjustments:
Stock-based compensation	34,017	34,017	28,956	28,956
Amortization of other intangible assets	1,293	1,293	1,195	1,195
Impairment of other intangible asset	—	—	9,684	9,684
Restructuring costs	16,861	16,861	5,357	5,357
Contingent interest payment to holders of Convertible Debentures		109,113		—
Non-cash interest expense		7,929		6,726
Tax adjustment		(54,049)		(20,006)

Non-GAAP as adjusted	$284,454	$185,196	$205,150	$123,529

Diluted shares		178,965		192,575
Per diluted share, non-GAAP as adjusted		$1.03		$0.64

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring costs, contingent interest payment to holders of our Convertible Debentures and non-cash interest expense. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. All non-GAAP figures for each period presented above have been conformed to exclude the foregoing items under GAAP. Prior disclosures of non-GAAP figures do not exclude the same items and as such should not be used for comparison purposes.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the Company's operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION
	Year Ended
	December 31, 2010	December 31, 2009
Revenues	$680,578	$615,947